Exhibit 3.2.1

BYLAWS

OF

INTERACTIVE STRENGTH INC.

a Delaware Corporation

BYLAWS

OF

INTERACTIVE STRENGTH INC.

a Delaware corporation

ARTICLE I

STOCKHOLDERS

Section 1.01 Annual Meeting. An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix, which date shall be within thirteen (13) months of the last annual meeting of stockholders or, if no such meeting has been held, the date of incorporation.

Section 1.02 Special Meetings. Special meetings of the stockholders, for any purpose or purposes prescribed in the notice of the meeting, may be called by the Board of Directors or the Chief Executive Officer and shall be held at such place, on such date, and at such time as they or he or she shall fix.

Section 1.03 Notice of Meetings. Written notice of the place, date, and time of all meetings of the stockholders shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation of the Corporation).

When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 1.04 Notice by Electronic Transmission. Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the DGCL, the certificate of incorporation or these bylaws, any notice to stockholders given by the Corporation under any provision of the DGCL, the certificate of incorporation or these bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if:

(i)	The Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent; and

(ii)	Such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or the transfer agent, or other person responsible for the giving of notice.

However the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

Any notice given pursuant to the preceding paragraph shall be deemed given:

(i)	If by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;

(ii)	If by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice;

(iii)	If by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and

(iv)	If by any other form of electronic transmission, when directed to the stockholder.

An Affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Notice by a form of electronic transmission shall not apply to Sections 164, 296, 311, 312 or 324 of the DGCL.

Section 1.05 Quorum. At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law. Where a separate vote by a class or classes is required, a majority of the shares of such class or classes present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter.

If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time.

Section 1.06 Organization. Such person as the Board of Directors may have designated or, in the absence of such a person, the Chief Executive Officer of the Corporation or, in his or her absence, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman appoints.

Section 1.07 Conduct of Business. The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

Section 1.08 Proxies and Voting. At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

All voting, including on the election of directors but excepting where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefore by a stockholder entitled to vote or by his or her proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. The Corporation may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

Section 1.09 Stock List. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his or her name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

Section 1.10 Consent of Stockholders in Lieu of Meeting. Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested.

Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the date the earliest dated consent is delivered to the Corporation, a written consent or consents signed by a sufficient number of holders to take action are delivered to the Corporation in the manner prescribed in the first paragraph of this Section.

ARTICLE II

BOARD OF DIRECTORS

Section 2.01 Number and Term of Office. The number of the corporation’s directors shall be not less than one (1) nor more than five (5) with the exact number fixed within the limits specified above by resolution duly adopted by the Board of Directors or by the stockholder. The exact number of directors shall initially be fixed at one (1). The indefinite number of directors may be changed, or a definite number may be fixed without provision for an indefinite number by a duly adopted amendment to this bylaw duly adopted by the vote or written consent of a majority of the outstanding shares entitled to vote.

Whenever the authorized number of directors is increased between annual meetings of the stockholders, a majority of the directors then in office shall have the power to elect such new directors for the balance of a term and until their successors are elected and qualified. Any decrease in the authorized number of directors shall not become effective until the expiration of the term of the directors then in office unless, at the time of such decrease, there shall be vacancies on the board which are being eliminated by the decrease.

Section 2.02 Vacancies. If the office of any director becomes vacant by reason of death, resignation, disqualification, removal or other cause, a majority of the directors remaining in office, although less than a quorum, may elect a successor for the unexpired term and until his or her successor is elected and qualified.

Section 2.03 Regular Meetings. Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

Section 2.04 Special Meetings. Special meetings of the Board of Directors may be called by one-third (1/3) of the directors then in office (rounded up to the nearest whole number) or by the Chief Executive Officer and shall be held at such place, on such date, and at such time as they or he or she shall fix. Notice of the place, date, and time of each such special meeting shall be given each director by whom it is not waived by mailing written notice not less than five (5) days before the meeting or by telegraphing or telexing or by facsimile transmission of the same not less than twenty-four (24) hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 2.05 Quorum. At any meeting of the Board of Directors, a majority of the total number of the whole Board shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

Section 2.06 Waiver of Notice. Whenever notice is required to be given under any provision of the statutes, the Certificate of Incorporation, or these Bylaws, a waiver thereof in writing or by telegraph, cable, or other written form of recorded communication, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice to such person of such meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.

Section 2.07 Board Action by Written Consent Without a Meeting. Unless otherwise restricted by statute and pursuant to the Delaware General Corporation Law Section 141(f), the Certificate of Incorporation, or these Bylaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing, or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the board, or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 2.08 Participation in Meetings By Conference Telephone. Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

Section 2.09 Conduct of Business. At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

Section 2.10 Powers. The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, including, without limiting the generality of the foregoing, the unqualified power:

(i)	To declare dividends from time to time in accordance with law;

(ii)	To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

(iii)

To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

(iv)	To remove any officer of the Corporation with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being;

(v)	To confer upon any officer of the Corporation the power to appoint, remove and suspend subordinate officers, employees and agents;

(vi)

To adopt from time to time such stock option, stock purchase, bonus or other compensation plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine;

(vii)	To adopt from time to time such insurance, retirement, and other benefit plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine; and

(viii)	To adopt from time to time regulations, not inconsistent with these By-laws, for the management of the Corporation’s business and affairs.

Section 2.11 Compensation of Directors. Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the Board of Directors.

ARTICLE III

COMMITTEES

Section 3.01 Committees of the Board of Directors. The Board of Directors, by a vote of a majority of the whole Board, may from time to time designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

Section 3.02 Conduct of Business. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third (1/3) of the members shall constitute a quorum unless the committee shall consist of one (1) or two (2) members, in which event one (1) member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

ARTICLE IV

OFFICERS

Section 4.01 Generally. The officers of the Corporation shall consist of a President, a Secretary, and a Treasurer or Chief Financial Officer. The Corporation may also have, at the discretion of the Board of Directors, a Chief Executive Officer, one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers, and any such other officers as may be appointed in accordance with these Bylaws. Officers shall be elected by the Board of Directors, which shall consider that subject at its first meeting after every annual meeting of stockholders. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any number of offices may be held by the same person.

Section 4.02 President. The President shall be the Chief Executive Officer of the Corporation. Subject to the provisions of these Bylaws and to the direction of the Board of Directors, he or she shall have the responsibility for the general management and control of the business and affairs of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of chief executive or which are delegated to him or her by the Board of Directors. He or she shall have power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the Corporation.

Section 4.03 Vice President. In the absence or disability of the Chief Executive Officer and President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a Vice President designated by the Board of Directors, shall perform all the duties of the President and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively (in order of priority) by the Board of Directors, the Chief Executive Officer or the President.

Section 4.04 Treasurer. The Treasurer shall have the responsibility for maintaining the financial records of the Corporation. He or she shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all such transactions and of the financial condition of the Corporation. The Treasurer shall also perform such other duties as the Board of Directors may from time to time prescribe.

Section 4.05 Secretary. The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the stockholders and the Board of Directors. He or she shall have charge of the corporate books and shall perform such other duties as the Board of Directors may from time to time prescribe.

Section 4.06 Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

Section 4.07 Removal. Any officer of the Corporation may be removed at any time, with or without cause, by the Board of Directors.

Section 4.08 Action with Respect to Securities of Other Corporations. Unless otherwise directed by the Board of Directors, the President or any officer of the Corporation authorized by the President shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

ARTICLE V

STOCK

Section 5.01 Certificates of Stock. Each stockholder shall be entitled to a certificate signed by, or in the name of the Corporation by, the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Chief Financial Officer or Treasurer or an Assistant Treasurer, certifying the number of shares owned by him or her. Any or all of the signatures on the certificate may be by facsimile.

Section 5.02 Transfers of Stock. Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 4 of Article V of these Bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

Section 5.03 Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall be not more than ten (10) days after the date upon which the resolution fixing the record date is adopted. If no record date has been fixed by the Board of Directors and no prior action by the Board of Directors is required by the Delaware General Corporation Law, the record date shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner prescribed by Section 1.10 hereof. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the Delaware General Corporation Law with respect to the proposed action by written consent of the stockholders, the record date for determining stockholders entitled to consent to corporate action in writing shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

Section 5.04 Lost, Stolen or Destroyed Certificates. In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity

Section 5.05 Regulations. The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

ARTICLE VI

NOTICES

Section 6.01 Notices. Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by sending such notice by prepaid telegram or mailgram. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his or her last known address as the same appears on the books of the Corporation. The time when such notice is received, if hand delivered, or dispatched, if delivered through the mails or by telegram or mailgram, shall be the time of the giving of the notice.

Section 6.02 Electronic Notices. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the corporation under any provision of this chapter, the certificate of incorporation, or the Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given.

Section 6.03 Waivers. A written waiver of any notice, signed by a stockholder, director, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.

ARTICLE VII

MISCELLANEOUS

Section 7.01 Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these By-laws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

Section 7.02 Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

Section 7.03 Reliance upon Books, Reports and Records. Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 7.04 Fiscal Year. The fiscal year of the Corporation shall be as fixed by the Board of Directors.

Section 7.05 Time Periods. In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

ARTICLE VIII

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 8.01 Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a ‘‘proceeding’’), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an ‘‘indemnitee’’), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 3 of this Article VIII with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

Section 8.02 Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 1 of this Article VIII an indemnitee shall also have the right to be paid by the Corporation the expenses (including attorney’s fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an ‘‘advancement of expenses’’); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an ‘‘undertaking’’), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a ‘‘final adjudication’’) that such indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections 1 and 2 of this Article VIII shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

Section 8.03 Right of Indemnitee to Bring Suit. If a claim under Section 1 or 2 of this Article VIII is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VIII or otherwise shall be on the Corporation.

Section 8.04 Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article VIII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 8.05 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

Section 8.06 Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VIII with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

ARTICLE IX

AMENDMENTS

Section 9.01 These Bylaws may be amended or repealed by the Board of Directors at any meeting unless a vote of the stockholders is required herein, or by the stockholders by written consent or at any meeting.

CERTIFICATE OF SECRETARY

KNOWN BY ALL THESE PRESENT:

That the undersigned does hereby certify that the undersigned is the Secretary of Interactive Strength Inc., a corporation duly organized and existing under and by virtue of the laws of the State of Delaware; that the above and foregoing Bylaws of said corporation were duly and regularly adopted as such by the Board of Directors of said corporation; and that the above and foregoing Bylaws are now in full force and effect.

Dated: May 8, 2017	/s/ Trent Ward
Trent Ward, Secretary

AMENDMENT NO. 1 TO THE

BYLAWS

OF INTERACTIVE STRENGTH, INC.

Adopted: July 23, 2021

1.	Stockholder Quorum. Section 1.05 of the Bylaws is hereby amended and restated in its entirety to read as set forth below:

“Section 1.05 Quorum. At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting (which majority shall include the stockholder entitled to designate the Series A Director (as defined below) pursuant to that certain Voting Agreement, dated as of July 21, 2021, by and among the corporation and its stockholders party thereto, as amended from time to time) (the “Lead Series A Stockholder”), present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law; provided, however, that if quorum shall not exist due to the failure of the Lead Series A Stockholder to attend such meeting, then the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to a subsequent meeting to occur no sooner than three (3) business days following such initial meeting (a “Subsequent Stockholder Meeting”) and at such Subsequent Stockholder Meeting the establishment of quorum shall not require the attendance of the Lead Series A Stockholder so long as the other requirements of this Section 1.05 are satisfied. Where a separate vote by a class or classes is required, a majority of the shares of such class or classes present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter.

If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time.”

2.

Number and Term of Office. Section 2.01 of the Bylaws (the “Bylaws”) of Interactive Strength, Inc., a Delaware corporation (the “Corporation”), is hereby amended and restated in its entirety to read as set forth below:

“Section 2.01 Number and Term of Office. The number of the corporation’s directors shall not be less than one (1) with the exact number fixed by resolution duly adopted by the Board of Directors or by the vote or written consent of a majority of the outstanding shares entitled to vote and subject to any other approvals required by the corporation’s certificate of incorporation.

Subject to the terms of the corporation’s certificate of incorporation, (i) whenever the authorized number of directors is increased between annual meetings of the stockholders, a majority of the directors then in office shall have the power to elect such new directors for the balance of a term and until their successors are elected and qualified, and (ii) any decrease in the authorized number of directors shall not become effective until the expiration of the term of the directors then in office unless, at the time of such decrease, there shall be vacancies on the board which are being eliminated by the decrease.”

3.	Board of Directors Quorum. Section 2.05 of the Bylaws is hereby amended and restated in its entirety to read as set forth below:

“Section 2.05 Quorum. At any meeting of the Board of Directors, the presence a majority of the then current members of the Board (which majority shall include at least one director subject to election by the holders of the corporation’s Series A Preferred Stock pursuant to the corporation’s certificate of incorporation) (a “Series A Director”) shall constitute a quorum for the transaction of business; provided, however, that such majority shall constitute at least one-third (1/3) of the whole Board; provided, further, that if quorum shall not exist due to the failure of any Series A Director to attend such meeting, then the directors present may adjourn the meeting to a subsequent meeting to occur no sooner than three (3) business days following such initial meeting (a “Subsequent Board Meeting”) and at such Subsequent Board Meeting the establishment of quorum shall not require the attendance of a Series A Director so long as the other requirements of this Section 2.05 are satisfied. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice of waiver thereof. ”

4.

Effective Date. This Amendment shall be effective as of the date it is both adopted by resolution of the Board of Directors of the corporation and approved by the corporation’s stockholders as specified by the corporation’s Certificate of Incorporation then in effect.

5.	Effect. Except as otherwise provided herein, the Bylaws shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned has hereto subscribed his name as of the date first above written.

INTERACTIVE STRENGTH, INC.

By:	/s/ Trent Ward
Trent Ward, Secretary

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO THE BYLAWS OF INTERACTIVE STRENGTH, INC.]

AMENDMENT NO. 2 TO THE

BYLAWS

OF INTERACTIVE STRENGTH, INC.

Adopted: January 26, 2022

1.	Stockholder Quorum. Section 1.05 of the Bylaws is hereby amended and restated in its entirety to read as set forth below:

“Section 1.05 Quorum. At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting (which majority shall include the stockholder entitled to designate three (3) Series A Directors (as defined below) pursuant to Section 1.2(c) of that certain Voting Agreement, dated as of July 23, 2021, by and among the corporation and its stockholders party thereto, as amended from time to time) (the “Lead Investor Stockholder”), present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law; provided, however, that if quorum shall not exist due to the failure of the Lead Investor Stockholder to attend such meeting, then the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to a subsequent meeting to occur no sooner than three (3) business days following such initial meeting (a “Subsequent Stockholder Meeting”) and at such Subsequent Stockholder Meeting the establishment of quorum shall not require the attendance of the Lead Investor Stockholder so long as the other requirements of this Section 1.05 are satisfied. Where a separate vote by a class or classes is required, a majority of the shares of such class or classes present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter.

If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time.”

2.

Number and Term of Office. Section 2.01 of the Bylaws (the “Bylaws”) of Interactive Strength, Inc., a Delaware corporation (the “Corporation”), is hereby amended and restated in its entirety to read as set forth below:

“Section 2.01 Number and Term of Office. The number of the corporation’s directors shall not be less than one (1) with the exact number fixed by resolution duly adopted by the Board of Directors or by the vote or written consent of a majority of the outstanding shares entitled to vote and subject to any other approvals required by the corporation’s certificate of incorporation.

Subject to the terms of the corporation’s certificate of incorporation, (i) whenever the authorized number of directors is increased between annual meetings of the stockholders, a majority of the directors then in office shall have the power to elect such new directors for the balance of a term and until their successors are elected and qualified, and (ii) any decrease in the authorized number of directors shall not become effective until the expiration of the term of the directors then in office unless, at the time of such decrease, there shall be vacancies on the board which are being eliminated by the decrease.”

3.	Board of Directors Quorum. Section 2.05 of the Bylaws is hereby amended and restated in its entirety to read as set forth below:

“Section 2.05 Quorum. At any meeting of the Board of Directors, the presence a majority of the then current members of the Board (which majority shall include at least one then-serving director subject to election by the holders of the corporation’s Series A Preferred Stock pursuant to the corporation’s certificate of incorporation and designated by the Lead Investor Stockholder, if any) (a “Series A Director”) shall constitute a quorum for the transaction of business; provided, however, that such majority shall constitute at least one-third (1/3) of the whole Board; provided, further, that if quorum shall not exist due to the failure of any then-serving Series A Director to attend such meeting, then the directors present may adjourn the meeting to a subsequent meeting to occur no sooner than three (3) business days following such initial meeting (a “Subsequent Board Meeting”) and at such Subsequent Board Meeting the establishment of quorum shall not require the attendance of a Series A Director so long as the other requirements of this Section 2.05 are satisfied. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice of waiver thereof. ”

4.

Effective Date. This Amendment shall be effective as of the date it is both adopted by resolution of the Board of Directors of the corporation and approved by the corporation’s stockholders as specified by the corporation’s Certificate of Incorporation then in effect.

5.	Effect. Except as otherwise provided herein, the Bylaws shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned has hereto subscribed his name as of the date first above written.

INTERACTIVE STRENGTH, INC.

By:	/s/ Trent Ward
Trent Ward, Secretary

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO THE BYLAWS OF INTERACTIVE STRENGTH, INC.]

AMENDMENT NO. 3 TO THE

BYLAWS

OF INTERACTIVE STRENGTH INC.

Adopted: December 19, 2022

1.

Stockholder Quorum. Section 1.05 of the Bylaws (the “Bylaws”) of Interactive Strength Inc., a Delaware corporation (the “Corporation”) is hereby amended and restated in its entirety to read as set forth below:

“Section 1.05    Quorum. At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting (which majority shall include the stockholder entitled to designate three (3) Apeiron Directors (as defined in that certain Amended and Restated Voting Agreement, dated as of March 10, 2022, by and among the corporation and its stockholders party thereto, as amended from time to time (the “Voting Agreement”))) pursuant to Section 1.2(d) of the Voting Agreement (the “Lead Investor Stockholder”), present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law; provided, however, that if quorum shall not exist due to the failure of the Lead Investor Stockholder to attend such meeting, then the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to a subsequent meeting to occur no sooner than three (3) business days following such initial meeting (a “Subsequent Stockholder Meeting”) and at such Subsequent Stockholder Meeting the establishment of quorum shall not require the attendance of the Lead Investor Stockholder so long as the other requirements of this Section 1.05 are satisfied. Where a separate vote by a class or classes is required, a majority of the shares of such class or classes present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter.

If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time.”

2.	Board of Directors Quorum. Section 2.05 of the Bylaws is hereby amended and restated in its entirety to read as set forth below:

“Section 2.05    Quorum. At any meeting of the Board of Directors, the presence a majority of the then current members of the Board (which majority shall include at least one then-serving Apeiron Director, if any) shall constitute a quorum for the transaction of business; provided, however, that such majority shall constitute at least one-third (1/3) of the whole Board; provided, further, that if quorum shall not exist due to the failure of any then-serving Apeiron Director to attend such meeting, then the directors present may adjourn the meeting to a subsequent meeting to occur no sooner than three (3) business days following such initial meeting (a “Subsequent Board Meeting”) and at such Subsequent Board Meeting the establishment of quorum shall not require the attendance of an Apeiron Director so long as the other requirements of this Section 2.05 are satisfied. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice of waiver thereof.”

3.

Effective Date. This Amendment shall be effective as of the date it is both adopted by resolution of the Board of Directors of the corporation and approved by the corporation’s stockholders as specified by the corporation’s Certificate of Incorporation then in effect.

4.	Effect. Except as otherwise provided herein, the Bylaws shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned has hereto subscribed his name as of the date first above written.

INTERACTIVE STRENGTH INC.

By:	/s/ Trent Ward
Trent Ward, Secretary

[SIGNATURE PAGE TO AMENDMENT NO. 3 TO THE BYLAWS OF INTERACTIVE STRENGTH, INC.]